Exhibit 99.1

Contacts:	Brent Anderson, VP Investor Relations
(972) 580-6360 (office)
investors@meritagehomes.com

Meritage Homes reports third quarter 2019 results including a 24% increase in orders, 19.8% home closing gross margin and 35% increase in diluted EPS

SCOTTSDALE, Ariz., October 22, 2019 - Meritage Homes Corporation (NYSE: MTH), a leading U.S. homebuilder, reported third quarter results for the period ended September 30, 2019.

Summary Operating Results (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Chg	2019	2018	% Chg
Homes closed (units)	2,419	2,162	12%	6,437	6,026	7%
Home closing revenue	$939,185	$877,734	7%	$2,500,888	$2,478,649	1%
Average sales price - closings	$388	$406	(4)%	$389	$411	(6)%
Home orders (units)	2,258	1,828	24%	7,523	6,436	17%
Home order value	$858,395	$715,089	20%	$2,879,369	$2,595,881	11%
Average sales price - orders	$380	$391	(3)%	$383	$403	(5)%
Ending backlog (units)				3,519	3,285	7%
Ending backlog value				$1,397,033	$1,367,006	2%
Average sales price - backlog				$397	$416	(5)%
Earnings before income taxes	$92,366	$71,409	29%	$192,410	$191,478	—%
Net earnings	$69,809	$54,135	29%	$146,049	$151,847	(4)%
Diluted EPS	$1.79	$1.33	35%	$3.76	$3.69	2%

MANAGEMENT COMMENTS
“Our results for the third quarter demonstrated continued strong demand for our homes, as well as the impact of operating efficiencies that are enabling us to improve our margins while selling homes at affordable prices," said Steven J. Hilton, chairman and chief executive officer of Meritage Homes. “Our total orders for new homes increased 24% year-over-year in the third quarter, as a result of higher absorptions on slightly lower community count.
“We’re clearly in the sweet spot of the market with our LiVE.NOW.® homes for value-conscious buyers,” he explained. “Those homes are selling at a significantly higher pace than move-up homes and made up 54% of our third quarter orders, compared to 43% a year ago.
“In addition to our success with LiVE.NOW. in the entry-level market, our first move-up business is also doing well. We have nearly completed the roll-out of our new Studio M design centers, which have been very well received by our move-up buyers," he continued. “The new studios are benefiting both our margins and overhead leverage by providing additional revenue at a reduced cost due to streamlining and simplifying our operations. The combination of revenue growth and improved operating margin drove a 29% increase in our net earnings for the third quarter.”
Mr. Hilton concluded, “We are confident in our strategy and execution, and are encouraged by healthy employment levels in the U.S., growing household incomes and low interest rates, which are allowing more people to own their own homes. Based on our results in the first three quarters of 2019, we are projecting 8,900-9,100 total home closings for the year, generating approximately $3.5 billion of total home closing revenue with home closing gross margin in the mid to high-18's percent range for the year, which should translate to approximately $5.50-5.70 in diluted earnings per share.”

THIRD QUARTER RESULTS

•
Total orders for the third quarter of 2019 increased 24% year-over-year, driven by a 27% year-over-year increase in absorptions, primarily due to higher demand for Meritage’s entry-level priced LiVE.NOW. product. Absorptions were up 29% in the West, 26% in the Central and 23% in the East region, demonstrating broad strength across all regions. As a result of the Company's strategic product shift, average sales price (ASP) on orders was 3% lower year-over-year.

•
Net earnings was $69.8 million ($1.79 per diluted share) for the third quarter of 2019, compared to $54.1 million ($1.33 per diluted share) for the third quarter of 2018. The 35% increase in diluted EPS reflected the combination of increases in home closing revenue, gross margins and greater overhead leverage, in addition to a 4% reduction in diluted shares after share repurchases in the fourth quarter of 2018 and first quarter of 2019. Third quarter 2019 pre-tax earnings increased 180 bps to 9.8% compared to 8.0% in 2018.

•
The 7% increase in home closing revenue for the quarter reflected a 12% increase in home closing volume, which was partially offset by a 4% reduction in ASP due to the shift in product mix, compared to the third quarter of 2018. The East region led with home closing revenue up 15% year-over-year, followed by a 9% increase in the Central region, while closing revenue in the West was flat.

•
Home closing gross margin improved 170 bps to 19.8% from 18.1% a year ago, contributing to a 17% increase in total home closing gross profit over the prior year's third quarter. Third quarter 2018 gross margin was reduced by 30 bps due to a $2.6 million impairment from exiting a move-up community that was no longer aligned with the company's strategy.

•	Selling, general and administrative expenses (SG&A) totaled 10.7% of third quarter 2019 home closing revenue, compared to 11.0% in the third quarter of 2018.

•	Interest expense increased $1.0 million year-over-year, as less interest was capitalizable to assets under development due to shortened construction cycles and higher inventory turnover.

YEAR TO DATE RESULTS

•
Net earnings for the first nine months of 2019 was $146.0 million, compared to $151.8 million in 2018. Increases in home closing revenue and gross margin year-to-date in 2019 were offset by higher interest expense and lower other income than the prior year, which benefited from a favorable legal settlement, as well as a lower effective tax rate in 2018.

•
Home closings for the first nine months of the year were up 7% over 2018, while average prices on closings were down 6% from the previous year due to the product mix shift toward more affordable homes, resulting in a 1% increase in total home closing revenue.

•
Home closing gross margin increased to 18.5% for the first three-quarters of 2019 over 17.8% in the same period last year, driving a 4% increase in total home closing gross profit for the first nine months of 2019.

•
SG&A expenses as a percentage of home closing revenue year-to-date were 11.3% in 2019, compared to 11.1% in 2018, reflecting higher brokerage commissions, severance expenses and equity compensation expense accelerated into the first quarter of 2019 as a result of changes in tax rules.

•	Interest expense increased $8.1 million year-over-year, primarily due to less interest capitalized to assets under development from faster construction cycle times.

•	Other income (net) decreased by $4.1 million in 2019 primarily due to a $4.8 million favorable legal settlement in the first quarter of 2018 related to a previous joint venture in Nevada.

•
The effective tax rate for the first nine months of 2019 was 24%, compared to 21% for the first nine months of 2018, due to $6.3 million of energy tax credits recorded in the first quarter of 2018 for homes closed in 2017 that qualified for the credits.

BALANCE SHEET

•
Cash and cash equivalents at September 30, 2019 totaled $454.8 million, compared to $311.5 million at December 31, 2018, reflecting positive cash flow from operations. Real estate assets grew $111.3 million year-to-date to approximately $2.9 billion at September 30, 2019 to support further growth.

•
Meritage ended the third quarter of 2019 with 37,300 total lots owned or under control, compared to approximately 34,400 total lots at September 30, 2018. Approximately 81% of the lots added year-to-date 2019 were in LiVE.NOW. communities for entry-level homes.

•
Debt-to-capital ratios decreased to 41.1% at September 30, 2019 from 43.2% at December 31, 2018, with further improvement year-to-date in the net debt-to-capital ratio of 31.3% from 36.7% at year-end 2018.

CONFERENCE CALL
Management will host a conference call to discuss the results at 7:30 a.m. Arizona Time (10:30 a.m. Eastern Time) on Wednesday, October 23. The call will be webcast with an accompanying slideshow available on the "Investor Relations" page of the Company's web site at http://investors.meritagehomes.com. Telephone participants can avoid delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10134822.
Telephone participants who are unable to pre-register may dial into 1-866-226-4948 US toll free on the day of the call. International dial-in number is 1-412-902-4125 or 1-855-669-9657 toll free for Canada.

A replay of the call will be available beginning at approximately 12:00 p.m. ET on October 23 and extending through November 6, 2019, on the website noted above or by dialing 1-877-344-7529 US toll free, 1-412-317-0088 for international or 1-855-669-9658 toll free for Canada, and referencing conference number 10134822.

Meritage Homes Corporation and Subsidiaries
Consolidated Income Statements
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2019	2018	Change $	Change %
Homebuilding:
Home closing revenue	$939,185	$877,734	$61,451	7%
Land closing revenue	1,695	6,847	(5,152)	(75)%
Total closing revenue	940,880	884,581	56,299	6%
Cost of home closings	(753,068)	(719,142)	33,926	5%
Cost of land closings	(1,721)	(6,922)	(5,201)	(75)%
Total cost of closings	(754,789)	(726,064)	28,725	4%
Home closing gross profit	186,117	158,592	27,525	17%
Land closing gross loss	(26)	(75)	49	65%
Total closing gross profit	186,091	158,517	27,574	17%
Financial Services:
Revenue	4,317	3,832	485	13%
Expense	(1,725)	(1,659)	66	4%
Earnings from financial services unconsolidated entities and other, net	2,990	4,148	(1,158)	(28)%
Financial services profit	5,582	6,321	(739)	(12)%
Commissions and other sales costs	(63,450)	(60,282)	3,168	5%
General and administrative expenses	(37,191)	(35,906)	1,285	4%
Interest expense	(1,068)	(53)	1,015	n/m
Other income, net	2,402	2,812	(410)	(15)%
Earnings before income taxes	92,366	71,409	20,957	29%
Provision for income taxes	(22,557)	(17,274)	5,283	31%
Net earnings	$69,809	$54,135	$15,674	29%

Earnings per common share:
Basic			Change $ or shares	Change %
Earnings per common share	$1.82	$1.34	$0.48	36%
Weighted average shares outstanding	38,296	40,283	(1,987)	(5)%
Diluted
Earnings per common share	$1.79	$1.33	$0.46	35%
Weighted average shares outstanding	39,079	40,855	(1,776)	(4)%

Meritage Homes Corporation and Subsidiaries
Consolidated Income Statements
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018	Change $	Change %
Homebuilding:
Home closing revenue	$2,500,888	$2,478,649	$22,239	1%
Land closing revenue	12,747	25,991	(13,244)	(51)%
Total closing revenue	2,513,635	2,504,640	8,995	—%
Cost of home closings	(2,039,191)	(2,036,212)	2,979	—%
Cost of land closings	(14,149)	(27,963)	(13,814)	(49)%
Total cost of closings	(2,053,340)	(2,064,175)	(10,835)	(1)%
Home closing gross profit	461,697	442,437	19,260	4%
Land closing gross loss	(1,402)	(1,972)	570	29%
Total closing gross profit	460,295	440,465	19,830	5%
Financial Services:
Revenue	11,705	10,750	955	9%
Expense	(4,949)	(4,836)	113	2%
Earnings from financial services unconsolidated entities and other, net	9,559	10,278	(719)	(7)%
Financial services profit	16,315	16,192	123	1%
Commissions and other sales costs	(176,130)	(173,857)	2,273	1%
General and administrative expenses	(105,536)	(101,004)	4,532	4%
Interest expense	(8,350)	(233)	8,117	n/m
Other income, net	5,816	9,915	(4,099)	(41)%
Earnings before income taxes	192,410	191,478	932	—%
Provision for income taxes	(46,361)	(39,631)	6,730	17%
Net earnings	$146,049	$151,847	$(5,798)	(4)%

Earnings per common share:
Basic			Change $ or shares	Change %
Earnings per common share	$3.83	$3.75	$0.08	2%
Weighted average shares outstanding	38,119	40,472	(2,353)	(6)%
Diluted
Earnings per common share	$3.76	$3.69	$0.07	2%
Weighted average shares outstanding	38,841	41,100	(2,259)	(5)%

Meritage Homes Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$454,812	$311,466
Other receivables	85,962	77,285
Real estate (1)	2,853,933	2,742,621
Deposits on real estate under option or contract	45,643	51,410
Investments in unconsolidated entities	7,908	17,480
Property and equipment, net	53,111	54,596
Deferred tax asset	25,656	26,465
Prepaids, other assets and goodwill	108,010	84,156
Total assets	$3,635,035	$3,365,479
Liabilities:
Accounts payable	$180,069	$128,169
Accrued liabilities	240,102	177,862
Home sale deposits	31,444	28,636
Loans payable and other borrowings	13,992	14,773
Senior notes, net	1,295,862	1,295,284
Total liabilities	1,761,469	1,644,724
Stockholders' Equity:
Preferred stock	—	—
Common stock	383	381
Additional paid-in capital	508,541	501,781
Retained earnings	1,364,642	1,218,593
Total stockholders’ equity	1,873,566	1,720,755
Total liabilities and stockholders’ equity	$3,635,035	$3,365,479
(1) Real estate – Allocated costs:
Homes under contract under construction	$712,288	$480,143
Unsold homes, completed and under construction	661,393	644,717
Model homes	126,925	146,327
Finished home sites and home sites under development	1,353,327	1,471,434
Total real estate	$2,853,933	$2,742,621

Supplemental Information and Non-GAAP Financial Disclosures (Dollars in thousands – unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Depreciation and amortization	$7,172	$6,850	$19,553	$19,458

Summary of Capitalized Interest:
Capitalized interest, beginning of period	$88,307	$84,443	$88,454	$78,564
Interest incurred	21,319	21,545	64,227	63,788
Interest expensed	(1,068)	(53)	(8,350)	(233)
Interest amortized to cost of home and land closings	(20,363)	(17,871)	(56,136)	(54,055)
Capitalized interest, end of period	$88,195	$88,064	$88,195	$88,064

	September 30, 2019	December 31, 2018
Notes payable and other borrowings	$1,309,854	$1,310,057
Stockholders' equity	1,873,566	1,720,755
Total capital	$3,183,420	$3,030,812
Debt-to-capital	41.1%	43.2%

Notes payable and other borrowings	$1,309,854	$1,310,057
Less: cash and cash equivalents	(454,812)	(311,466)
Net debt	$855,042	$998,591
Stockholders’ equity	1,873,566	1,720,755
Total net capital	$2,728,608	$2,719,346
Net debt-to-capital	31.3%	36.7%

Meritage Homes Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$146,049	$151,847
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19,553	19,458
Stock-based compensation	15,719	13,737
Equity in earnings from unconsolidated entities	(8,934)	(11,160)
Distribution of earnings from unconsolidated entities	11,261	11,898
Other	3,902	2,197
Changes in assets and liabilities:
(Increase) in real estate	(110,295)	(161,816)
Decrease in deposits on real estate under option or contract	5,773	10,080
(Increase)/decrease in other receivables, prepaids and other assets	(3,108)	1,686
Increase in accounts payable and accrued liabilities	84,632	35,625
Increase in home sale deposits	2,808	100
Net cash provided by operating activities	167,360	73,652
Cash flows from investing activities:
Investments in unconsolidated entities	(1,112)	(551)
Distributions of capital from unconsolidated entities	7,250	597
Purchases of property and equipment	(18,376)	(23,754)
Proceeds from sales of property and equipment	267	107
Maturities/sales of investments and securities	675	1,065
Payments to purchase investments and securities	(675)	(1,065)
Net cash used in investing activities	(11,971)	(23,601)
Cash flows from financing activities:
Repayment of loans payable and other borrowings	(3,086)	(13,484)
Repayment of senior notes	—	(175,000)
Proceeds from issuance of senior notes	—	206,000
Payment of debt issuance costs	—	(3,198)
Repurchase of shares	(8,957)	(29,353)
Net cash used in financing activities	(12,043)	(15,035)
Net increase in cash and cash equivalents	143,346	35,016
Beginning cash and cash equivalents	311,466	170,746
Ending cash and cash equivalents	$454,812	$205,762

Meritage Homes Corporation and Subsidiaries
Operating Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2019		2018
	Homes	Value	Homes	Value
Homes Closed:
Arizona	440	$144,920	411	$134,977
California	200	135,555	206	143,386
Colorado	169	85,674	160	87,716
West Region	809	366,149	777	366,079
Texas	810	278,744	721	256,308
Central Region	810	278,744	721	256,308
Florida	302	118,804	249	105,902
Georgia	139	46,984	139	47,429
North Carolina	206	77,696	165	63,381
South Carolina	75	23,768	69	23,605
Tennessee	78	27,040	42	15,030
East Region	800	294,292	664	255,347
Total	2,419	$939,185	2,162	$877,734
Homes Ordered:
Arizona	482	$159,778	347	$112,185
California	198	124,201	104	67,810
Colorado	156	74,498	157	84,078
West Region	836	358,477	608	264,073
Texas	649	217,648	635	228,627
Central Region	649	217,648	635	228,627
Florida	293	111,471	231	94,089
Georgia	138	47,527	89	32,459
North Carolina	188	69,017	139	52,434
South Carolina	55	17,520	65	21,448
Tennessee	99	36,735	61	21,959
East Region	773	282,270	585	222,389
Total	2,258	$858,395	1,828	$715,089

Meritage Homes Corporation and Subsidiaries
Operating Data
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019		2018
	Homes	Value	Homes	Value
Homes Closed:
Arizona	1,126	$368,762	1,052	$344,245
California	464	304,846	643	444,796
Colorado	507	264,479	416	231,523
West Region	2,097	938,087	2,111	1,020,564
Texas	2,176	760,189	2,004	707,397
Central Region	2,176	760,189	2,004	707,397
Florida	809	321,364	761	329,156
Georgia	380	132,440	316	107,237
North Carolina	558	204,866	488	191,129
South Carolina	202	66,513	211	72,611
Tennessee	215	77,429	135	50,555
East Region	2,164	802,612	1,911	750,688
Total	6,437	$2,500,888	6,026	$2,478,649

Homes Ordered:
Arizona	1,521	$493,391	1,222	$401,063
California	572	368,194	513	359,907
Colorado	580	290,060	498	270,991
West Region	2,673	1,151,645	2,233	1,031,961
Texas	2,346	799,293	2,210	785,686
Central Region	2,346	799,293	2,210	785,686
Florida	925	369,503	814	343,293
Georgia	431	149,731	346	125,293
North Carolina	658	241,573	439	168,623
South Carolina	205	65,540	233	80,774
Tennessee	285	102,084	161	60,251
East Region	2,504	928,431	1,993	778,234
Total	7,523	$2,879,369	6,436	$2,595,881

Order Backlog:
Arizona	738	$258,341	496	$176,843
California	199	129,880	188	138,274
Colorado	258	129,167	281	154,451
West Region	1,195	517,388	965	469,568
Texas	1,151	413,229	1,226	461,628
Central Region	1,151	413,229	1,226	461,628
Florida	488	213,427	499	211,063
Georgia	174	63,730	181	68,605
North Carolina	277	104,162	194	74,405
South Carolina	92	31,474	121	43,678
Tennessee	142	53,623	99	38,059
East Region	1,173	466,416	1,094	435,810
Total	3,519	$1,397,033	3,285	$1,367,006

Meritage Homes Corporation and Subsidiaries
Operating Data
(Unaudited)

	Three Months Ended September 30,
	2019		2018
	Ending	Average	Ending	Average
Active Communities:
Arizona	37	38.5	44	42.0
California	24	22.0	14	14.5
Colorado	20	20.5	20	19.5
West Region	81	81.0	78	76.0
Texas	74	73.5	92	91.0
Central Region	74	73.5	92	91.0
Florida	36	36.0	30	30.0
Georgia	18	19.5	22	21.0
North Carolina	22	22.5	20	20.0
South Carolina	10	9.5	12	11.5
Tennessee	9	10.0	10	9.0
East Region	95	97.5	94	91.5
Total	250	252.0	264	258.5

	Nine Months Ended September 30,
	2019		2018
	Ending	Average	Ending	Average
Active Communities:
Arizona	37	38.5	44	41.0
California	24	20.5	14	17.0
Colorado	20	20.0	20	15.5
West Region	81	79.0	78	73.5
Texas	74	84.5	92	92.0
Central Region	74	84.5	92	92.0
Florida	36	33.5	30	29.0
Georgia	18	20.0	22	20.5
North Carolina	22	23.5	20	18.5
South Carolina	10	11.0	12	12.5
Tennessee	9	9.5	10	8.0
East Region	95	97.5	94	88.5
Total	250	261.0	264	254.0

About Meritage Homes Corporation
Meritage Homes is the seventh-largest public homebuilder in the United States, based on homes closed in 2018. Meritage offers a variety of homes that are designed with a focus on first-time and first move-up buyers in Arizona, California, Colorado, Texas, Florida, Georgia, North Carolina, South Carolina and Tennessee.
The Company has designed and built over 120,000 homes in its 34-year history, and has a reputation for its distinctive style, quality construction, and positive customer experience. Meritage is the industry leader in energy-efficient homebuilding and has received the U.S. Environmental Protection Agency's ENERGY STAR® Partner of the Year for Sustained Excellence Award every year since 2013 for innovation and industry leadership in energy efficient homebuilding.
For more information, visit www.meritagehomes.com.
The information included in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include management's projected home closings, home closing revenue, home closing gross margin and diluted earnings per share for the full year 2019.
Such statements are based on the current beliefs and expectations of Company management, and current market conditions, which are subject to significant uncertainties and fluctuations. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations, except as required by law. Meritage's business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company's stock and note prices may fluctuate dramatically. These risks and uncertainties include, but are not limited to, the following: changes in interest rates and the availability and pricing of residential mortgages; legislation related to tariffs; the availability and cost of finished lots and undeveloped land; shortages in the availability and cost of labor; the success of strategic initiatives; the ability of our potential buyers to sell their existing homes; inflation in the cost of materials used to develop communities and construct homes; the adverse effect of slow absorption rates; impairments of our real estate inventory; cancellation rates; competition; changes in tax laws that adversely impact us or our homebuyers; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our potential exposure to and impacts from natural disasters or severe weather conditions; home warranty and construction defect claims; failures in health and safety performance; our success in prevailing on contested tax positions; our ability to obtain performance and surety bonds in connection with our development work; the loss of key personnel; failure to comply with laws and regulations; our limited geographic diversification; fluctuations in quarterly operating results;

our level of indebtedness; our ability to obtain financing if our credit ratings are downgraded; our ability to successfully integrate acquired companies and achieve anticipated benefits from these acquisitions; our compliance with government regulations, the effect of legislative and other governmental actions, orders, policies or initiatives that impact housing, labor availability, construction, mortgage availability, our access to capital, the cost of capital or the economy in general, or other initiatives that seek to restrain growth of new housing construction or similar measures; legislation relating to energy and climate change; the replication of our energy-efficient technologies by our competitors; our exposure to information technology failures and security breaches; negative publicity that affects our reputation and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2018 and our Form 10-Q for the quarter ended June 30, 2019 under the caption "Risk Factors," which can be found on our website at www.investors.meritagehomes.com.